As filed with the Securities and Exchange Commission on  May 8, 2013
 Registration No. 333-184346

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

AMENDMENT NO. 7
TO
FORM S-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933
_________________________________

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	1311	22-3755993
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201 Danville, California 94506 (855) 733-3826
(Address, including zip code and telephone number, including area code, of registrant’s principal place of business)

Frank C. Ingriselli PEDEVCO CORP. 4125 Blackhawk Plaza Circle, Suite 201A Danville, California 94506 (855) 733-3826
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Lawrence P. Schnapp Marc L. Brown TroyGould PC Suite 1600 1801 Century Park East Los Angeles, California 90067 (310) 789-1255	Charles H. Still, Jr. Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 (713) 221-3309

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to (i) revise certain information in Item 14 of Part II of the registration statement, and (ii) file an additional exhibit to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 15, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the registration statement and Exhibit 4.3.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemized statement of the expenses (excluding underwriting discounts and commissions) that are payable by us in connection with the registration, offer and sale of the common stock described in this registration statement.  With the exception of the SEC registration fee, the FINRA filing fee and the NYSE MKT listing fee, the amounts set forth below are estimates.

SEC registration fee	$7,843
FINRA filing fee	9,125
NYSE MKT listing fee	75,000
Accounting fees and expenses	180,000
Legal fees and expenses	600,000
Printing and related expenses	25,000
Transfer agent and registrar fees	6,000
Miscellaneous	97,032
Total	$1,000,000

*	To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of formation provides that our directors are not liable to us or our shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for, and we may be prohibited from indemnifying them against:

●	any breach of the director’s duty of loyalty to us or our or its shareholders;

●	acts or omissions not in good faith that constitute a breach of the director’s duty to us;

●	acts or omissions that involve intentional misconduct or a knowing violation of law;

●	any transaction from which the director receives an improper benefit; or

●	acts or omissions for which the liability is expressly provided by an applicable statute.

Our certificate of formation also provides that we will indemnify our directors, and may indemnify our agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of our company under our certificate of formation, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Subchapter C of Title I of Chapter 8 of the Texas Business Organization Code describes the terms and conditions under which a corporation is authorized to indemnify its directors, officers and other agents against judgments, penalties, fines, settlements and expenses that they may incur in connection with proceedings brought against them, or in which they are otherwise involved, as a result of their service as directors, officers or other agents of the corporation.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors pursuant to which we have agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us.  We also maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued and sold the following securities without registration under the Securities Act. On July 30, 2012, we conducted a reverse stock split of our common stock on a 1-for-112 basis, and on April 23, 2013, we conducted a reverse stock split of our common stock on a 1-for-3 basis. All share and per share amounts used throughout this section have been retroactively restated for the impact of the July 30, 2012 1-for-112 reverse stock split and the April 23, 2013 1-for-3 reverse stock split.

In September 2010, 17,857 shares of our restricted common stock were issued to the shareholders of Sun Resources Texas, Inc., a privately-held company based in Longview, Texas, for the acquisition of a majority of Sun’s oil and natural gas interests in the North Sugar Valley Field located in Matagorda County, Texas.

In February 2010, we issued 266 shares of common stock in consideration for payment of invoices for nitrogen rejection technology due diligence consulting services provided from October 2008 through February 2009 by Hunter Project Management, Inc. The consulting contract called for the consultant to receive half its pay in cash and half in common shares.

In November 2010, we entered into a non-exclusive Placement Agent Agreement, which we refer to as the Trident Placement Agent Agreement, with Trident Partners Ltd., which we refer to as Trident. Pursuant to the Placement Agent Agreement, Trident agreed to assist us in raising capital in a private offering. In consideration for such assistance, we agreed to grant to certain principals of Trident a contingent revenue based fee and fully vested warrants, exercisable for one year from the date of the agreement, to purchase up to 2,232 shares of our common stock at an exercise price of $3.36 per share. Subsequent to year end 2010, Trident principals exercised these warrants and have been issued 2,232 shares of restricted common stock for cash proceeds of $7,500.

On January 5, 2011, in return for a two year extension on the Secured Promissory Note Agreement, dated February 27, 2008, with Berg McAfee Companies LLC, which we refer to as BMC in the aggregate principal amount of $1,120,000, which we refer to as the BMC Note, we amended the terms of our Series A preferred stock to provide for a reduction in the conversion price of such Series A preferred stock, previously issued to BMC in January 2008, from $168.00 per share to $67.20 per share and the conversion rate of BMC Note from $67.20 per share to $26.88 per share.

In February 2011, we issued 8,234 shares of restricted common stock to certain current and retired members of the board of directors (including 4,465 shares to Roger (Pat) Herbert, 2,976 shares to Michael L. Peterson, and 794 shares to Joseph J. Penbera) in payment of deferred board fees accrued from October 2008 (as described in greater detail under “Related Party Transactions”). Fees were converted into shares based on $30.24 per share, based on the closing market price of our stock on February 2, 2011.

On February 24, 2011, we entered into a Note Purchase Agreement and related agreements with the Centurion Credit Funding, LLC which we refer to as Centurion, pursuant to which we sold to Centurion an aggregate of $2,522,111 in promissory notes, which we refer to as the Centurion Notes.  As additional security for the repayment of the notes, we sold to Centurion in consideration for $100, one share of its newly designated Series B Preferred Stock, which entitled Centurion to consent to and approve our company’s or any of its subsidiaries entry into any bankruptcy proceeding, consent to the appointment of a receiver, liquidator or trustee or the assignment by our company or any of its subsidiaries for the benefit of any creditors.

The Note Purchase Agreement with Centurion also provided that if the Solimar Energy 76-33 well in the Guijarral Hills Field Area failed to achieve an initial production average of at least 350 barrels of oil equivalent per day for the 30-day period commencing on the first day on which the well is at full production, we would issue to Centurion a common stock purchase warrant to purchase up to 35,715 shares of our common stock.  The warrant was subsequently granted in October 2011. The warrant, which we refer to as the Centurion warrant,  had a term of two years, and provided for cashless exercise rights in the event the shares of common stock issuable upon exercise of the warrant were not registered with the SEC. The warrant further contained various anti-dilution protections and had an exercise price equal to the weighted average of the trading price of our common stock over the ten day period prior to the grant date.

On October 7, 2011, we and Centurion amended the warrant in exchange for certain mutual promises and covenants and for consideration of $30,000 paid by Centurion to us. The amendments included that the exercise price shall thereafter be $3.36 per share, and may be further reduced with the previous anti-dilutive protective provisions, but in no event shall it be greater than $3.36 per share, unless certain events occur, including the merger of our company with an operating company. Further, in the event a merger of our company with an operating company, Centurion waived its price-based anti-dilution protection (if we sold our securities lower than the exercise price of the warrants) and anti-dilution protection for compensatory issuances.  In April 2012, the warrant agreement was further amended to provide that the lowest exercise price of the warrant was $0.01 per share.

On December 22, 2011, we granted additional warrants to purchase 3,572 shares  of restricted common stock to Trident under the Trident Placement Agent Agreement in connection with capital raising services rendered in February 2011 and December 2011.  The warrants were exercisable for $3.36 per share of common stock and had a one (1) year term.  On September 5, 2012, the Trident principals exercised these warrants on a cashless net exercise basis and have been issued an aggregate of 1,670 shares of company common stock. On December 13, 2012, the Trident principals exercised the remainder of their warrants on a cashless net exercise basis and have been issued an additional aggregate 315 shares of company common stock.

On January 13, 2012, we entered into an Agreement and Plan of Reorganization with Blast Acquisition Corp., a newly formed wholly-owned Nevada subsidiary of our company which we refer to as MergerCo, and Pacific Energy Development Corp., a privately-held Nevada corporation, which we refer to as Pacific Energy Development, pursuant to which MergerCo would be merged with and into Pacific Energy Development, with Pacific Energy Development being the surviving entity and becoming a wholly-owned subsidiary of our company.

In connection with the Pacific Energy Development merger agreement, we entered into other agreements, including several agreements to convert the following debt obligations of our company into shares of common stock at a rate of $6.72 per share:

●	the BMC Note;

●	a Promissory Note, dated May 19, 2011, with Clyde Berg in the aggregate principal amount of $100,000, which we refer to as the Berg Note;

●	$201,000 of accrued compensation due to the members of Board of Directors (as described in greater detail under “Related Party Transactions”);

●	$6,150 of short term loans from members of our board of directors (as described in greater detail under “Related Party Transactions”);

●	$225,959 of accrued salaries and vacation pay owed to our employees; and

●	approximately $47,960 in accrued finders’ fees owed to Trident pursuant to the Placement Agent Agreement discussed above.

In addition, in connection with the Pacific Energy Development merger agreement, on January 13, 2012, we and Centurion amended the Note Purchase Agreement to provide, among other things that, effective upon the effective date of the Pacific Energy Development merger, for the conversion of up to 50% of the loan amounts outstanding to Centurion, into shares of our common stock at $2.25 per share on a post-reverse split basis at the option of Centurion at any time after June 9, 2012, provided that we in our sole discretion may waive the 50% conversion limitation. The conversion rights described above are subject to Centurion being prohibited from converting any portion of the outstanding notes which would cause it to beneficially own more than 4.99% of our then outstanding shares of common stock, subject to Centurion’s right to increase such limit to up to 9.99% of our outstanding shares with 61 days prior written notice to us. On August 31, 2012, Centurion converted $101,250 of the loan and accrued interest amounts outstanding to Centurion under the Centurion Notes at $2.25 per share into an aggregate of 45,000 shares of our common stock and on October 23, 2012, Centurion converted $536,250 under the Centurion Notes into 238,334 shares of our common stock. On November 23, 2012, we and Centurion again amended the Centurion Notes to permit conversion in excess of the 50% conversion limit discussed above, and Centurion converted the remaining Centurion Notes into 174,243 additional shares of common stock, and concurrently exercised the Centurion warrant in full on a cashless basis to purchase 53,545 shares of common stock. As a result of the conversion, the Centurion Notes were fully retired.

On June 26, 2012, we provided notice of its intent to exercise its rights under the January 13, 2012 debt conversion agreements, and on June 27, 2012, we issued a total of 243,490 shares, including 224,487 shares of common stock under the BMC Note and 19,003 shares of common stock under the Berg Note.

On July 30, 2012 and in connection with the Pacific Energy Development merger, we conducted a reverse stock split of our common stock on a 1-for-112 basis and all of our outstanding shares of Series A preferred stock and Series B preferred stock were automatically converted into shares of common stock on a 1-for-112 basis in connection with the filing of our Amended and Restated Certificate of Formation.

On July 27, 2012, as a result of the closing of the Pacific Energy Development merger, we issued an aggregate of 5,972,421 shares of common stock and 6,538,892 shares of new Series A preferred stock to former shareholders of Pacific Energy Development. Additionally, we granted (a) warrants to purchase an aggregate of 33,334 shares of common stock with an exercise price of $0.24 per share; 166,667 shares of common stock with an exercise price of $3.75 per share; 166,667 shares of common stock with an exercise price of $4.50 per share; 6,667 shares of common stock with an exercise price of $2.25 per share, to former common stock warrant holders of Pacific Energy Development; and 230,862 shares of new Series A preferred stock with an exercise price of $2.25 per share to former Series A preferred stock warrant holders of Pacific Energy Development; and (b) options to purchase an aggregate of 156,667 shares of common stock with an exercise price of $0.24 per share; 121,667 shares of common stock with an exercise price of $0.30 per share; and 1,133,334 shares of our common stock with an exercise price of $0.51 per share, to former option holders of Pacific Energy Development.

On September 24, 2012, we issued an aggregate of 122,812 shares of Series A preferred stock to Esenjay Oil & Gas, Ltd., and certain other sellers, in connection with the acquisition by Condor Energy Technology LLC, which we refer to as Condor, of leasehold interests covering approximately 3,582 net acres located in Morgan and Weld Counties, Colorado with a 100% operated working interest (80% net revenue interest). Condor acquired the properties for $1,105,309 in cash and 122,812 shares of our Series A preferred stock (approximately $385 net per acre, based on an assumed share price of $2.25 per share as agreed upon by the parties in July 2012 upon execution of the definitive purchase documentation). Also in connection with this transaction, we issued to Esenjay Oil & Gas, Ltd., referred to here as Esenjay, 93,250 shares of Series A preferred stock in full satisfaction and release of our obligation to carry $419,623 of Esenjay’s drilling and completion expenses, which obligation was incurred by us as part of the purchase consideration due in our October 2011 acquisition of interests in Weld County, Colorado from Esenjay and certain other sellers.

On October 22, 2012, the Company issued 9,000 shares of common stock upon conversion of 9,000 shares of Series A preferred stock held by a shareholder.

On November 20, 2012, we issued to Esenjay and the other sellers an aggregate of 44,445 shares of Series A preferred stock in connection with their agreement to defer payment obligations owed as part of the purchase consideration due in our October 2011 acquisition of interests in Weld County, Colorado from Esenjay and certain other sellers.

On December 13, 2012, we granted 13,334 shares of common stock to an independent contractor for services provided pursuant to our 2012 Equity Incentive Plan.

On December 19, 2012, a holder of a warrant exercisable for an aggregate of 66,667 shares of our Series A preferred stock exercised the warrant on a cashless net exercise basis and has been issued an aggregate of 47,059 shares of our Series A preferred stock.

On December 19, 2012, five of our employees exercised an incentive stock option exercisable for an aggregate of 170,333 shares of common stock on a cashless net exercise basis, netting an aggregate of 161,085 shares of restricted common stock to such employees. The option was previously granted to the employees under Pacific Energy Development’s incentive stock plans, and were all fully vested.

On January 11, 2013, the Company issued 177,778 shares of common stock upon conversion of 177,778 shares of Series A preferred stock held by a shareholder.

On January 27, 2013 the Company issued 6,659,680 shares of common stock on a 1-for-1 conversion of all our 6,659,680 outstanding Series A preferred stock, pursuant to the automatic conversion provisions our Series A Convertible Preferred Stock Amended and Restated Certificate of Designations.

On March 22, 2013, the Company issued warrants exercisable for up to an aggregate of 76,198 shares of common stock in connection with the closing of the our secured promissory note and warrant bridge financing to investors participating therein, and an additional warrant exercisable for up to an aggregate of 9,524 shares of common stock to a placement agent solely in connection with a non-U.S. Person participating in the bridge financing.

On April 23, 2013 we effected a reverse stock split of our common stock on a 1-for-3 basis.

The issuances and grants described above were exempt from registration pursuant to Section 4(2), Rule 506 of Regulation D and/or Regulation S of the Act since the foregoing issuances and grants will not involve a public offering, the recipients will take the securities for investment and not resale, we will take appropriate measures to restrict transfer, and the recipients will (a) be “accredited investors”; (b) have access to similar documentation and information as would be required in a Registration Statement under the Act; and/or (c) be non-U.S. persons.

With respect to any exchanges or conversions of our outstanding securities discussed above, we claim an exemption from registration afforded by Section 3(a)(9) of the Act for the above conversions, as the securities were exchanged by our company with its existing security holder exclusively in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
1.1	Form of Underwriting Agreement (30)
2.1	Agreement and Plan of Reorganization, dated January 13, 2012, by and among Blast Services, Inc., Blast Acquisition Corp., and Pacific Energy Development Corp. (17)
2.2	First Amendment to the Agreement and Plan of Merger, dated May 29, 2012, by and among Blast Services, Inc., Blast Acquisition Corp., and Pacific Energy Development Corp. (1)
2.3	Articles of Merger (Nevada) by Blast Acquisition Corp. and Pacific Energy Development Corp. (2)
3.1	Amended and Restated Certificate of Formation and Designation by Blast Acquisition Corp. and Pacific Energy Development Corp. (2)
3.2	Amended and Restated Certificate of Designation of Series A Preferred Stock (2)
3.3	Certificate of Amendment of Amended and Restated Certificate of Formation (31)
3.4	Bylaws of Blast Energy Services, Inc. (3)
3.5	Amendment to the Bylaws (25)
4.1	Form of Common Stock Certificate for PEDEVCO CORP.(23)
4.2	Form of PEDEVCO Corp. Series A Preferred Stock Certificate(23)
4.3	Form of PEDEVCO Corp. Warrant Agreement*
5.1	Opinion of TroyGould PC (32)
10.1	2003 Stock Option Plan (4)
10.2	Blast Energy Services, Inc. 2009 Stock Incentive Plan (5)
10.3	Blast Energy Services, Inc. 2012 Equity Incentive Plan(6)
10.4	Blast Energy Services, Inc. 2012 Equity Incentive Plan - Form of Restricted Shares Grant Agreement (23)
10.5	Blast Energy Services, Inc. 2012 Equity Incentive Plan - Form of Stock Option Agreement (23)
10.6	Pacific Energy Development Corp. 2012 Equity Incentive Plan (23)
10.7	Pacific Energy Development Corp. 2012 Plan - Form of Restricted Shares Grant Agreement (23)
10.8	Pacific Energy Development Corp. 2012 Plan - Form of Stock Option Agreement (23)
10.9	Pacific Energy Development Corp. - Form of Restricted Shares Grant Agreement (23)
10.10	Pacific Energy Development Corp. - Form of Stock Option Agreement (23)
10.11	Pedevco Corp. - Form of Indemnification Agreement (26)
10.12	$1,120,000 Secured Promissory Note, dated February 27, 2008, issued by Blast Energy Services, Inc. in favor of Berg McAfee Companies, LLC (3)
10.13	Hallwood Energy Settlement Agreement, dated February 11, 2009, by and among Eagle Domestic Drilling Operations, LLC and Hallwood Energy Management, LLC (7)
10.14	Agreement to Purchase Sugar Valley Interest, dated September 9, 2010, by and between Blast Energy Services, Inc. and Sun Resources Texas, Inc. (8)
10.15	Promissory Note, dated September 9, 2010, by Blast Energy Services, Inc. in favor of Sun Resources Texas, Inc. (8)
10.16	Letter of Intent to Farm in to Guijarral Hills Extension Exploitation Project, dated October 25, 2010, by Blast Energy Services, Inc. and Solimar Energy Limited (9)
10.17	Asset Purchase Agreement, dated December 30, 2010, by and between Blast Energy Services, Inc. and GlobaLogix, Inc. (10)
10.18	Amendment No. 1 to 2008 Promissory Note with Berg McAfee Companies, LLC, dated January 5, 2011, by and between Berg McAfee Companies, LLC and Blast Energy Services, Inc. (11)
10.19	Note Purchase Agreement, dated February 24, 2011, by and between Blast Energy Services, Inc. and Centurion Credit Funding, LLC (12)
10.20	Senior Secured Promissory Note (First Tranche), dated February 24, 2011, by Blast Energy Service Inc. in favor of Centurion Credit Funding, LLC (12)
10.21	Senior Secured Promissory Note (Second Tranche), dated April 5, 2012, by Blast Energy Service Inc. and Centurion Credit Funding, LLC (13)
10.22	Guaranty, dated February 24, 2011, by Eagle Domestic Drilling Operations, LLC and Blast AFJ Centurion Credit Funding, LLC (12)
10.23	Security Agreement, dated February 24, 2011, by Blast Energy Services, Inc., Eagle Domestic Drilling Operations, LLC, Blast AFJ, Inc. and Centurion Credit Funding, LLC (12)
10.24	Stock Purchase Agreement, dated February 24, 2011, by and between Blast Energy Services, Inc. and Centurion Credit Funding, LLC (12)
10.25	Royalty Payment Letter, dated February 24, 2011, by Blast Energy Services, Inc. and Centurion Credit Funding, LLC (12)
10.26	Subordination and Intercreditor Agreement, dated February 24, 2011, by and among Blast Energy Services, Inc., Centurion Credit Funding, LLC and Berg McAfee Companies, LLC (12)
10.27	Placement Agent Agreement, dated November 15, 2010, by and between Trident Partners, Ltd and Blast Energy Services, Inc. (12)
10.28	Amendment to Placement Agency Agreement, dated November 19, 2010, by and between Trident Partners, Ltd and Blast Energy Services, Inc. (14)
10.29	Second Amendment to Placement Agency Agreement, dated May 18, 2011, by and between Trident Partners, Ltd and Blast Energy Services, Inc.(14)
10.30	Warrant to Purchase Shares of Common Stock, dated February 2, 2011, issued in favor of Centurion Credit Funding, LLC(15)
10.31	First Amendment to Warrant, dated October 6, 2011, by and between Blast Energy Services, Inc. and Centurion Credit Funding, LLC(15)
10.32	Second Amendment to Warrant, dated December 16, 2011, by and between Blast Energy Services, Inc. and Centurion Credit Funding, LLC(16)
10.33	Placement Agent Warrant Agreement, dated December 22, 2011, by and among Blast Energy Services, Inc. and Trident Partners Ltd.(16)

10.34	Modification Agreement with Solimar Energy LLC, dated December 22, 2011, by and between Solimar Energy LLC and Blast Energy Services, Inc.(16)
10.35	Form of Voting Agreement, dated January 13, 2012, by and among Blast Energy Services, Inc., Pacific Energy Development Corp. and certain security and debt holders of Blast Energy Services, Inc.(17)
10.36	Form of Debt Conversion Agreement, dated January 13, 2012 (17)
10.37	BMC Debt Conversion Agreement, dated January 13, 2012, by and among Blast Energy Service, Inc., Berg McAfee Companies, LLC and Clyde Berg(17)
10.38	Amendment to the Note Purchase Agreement, dated January 13, 2012, by and between Blast Energy Service, Inc. and Centurion Credit Funding LLC(17)
10.39	Amendment to the First Tranche Promissory Note, dated January 13, 2012, by and between Blast Energy Service, Inc. and Centurion Credit Funding LLC(17)
10.40	Amendment to the Second Tranche Promissory Note, dated January 13, 2012, by and between Blast Energy Service, Inc. and Centurion Credit Funding LLC(17)
10.41	Amendment to the Security Agreement, dated January 13, 2012, by and among Blast Energy Service, Inc., Eagle Domestic Drilling Operations, LLC, Blast AFJ, Inc. and Centurion Credit Funding LLC(17)
10.42	Settlement Agreement and Release, dated May 1, 2012, by and among Blast Energy Service, Inc., Trident Partners Ltd. and Brian Schantz and Edward Flynn(18)
10.43	Fee Conversion and Settlement Agreement, dated May 1, 2012, by and among Blast Energy Services, Inc., Brian Frank and Lewis Mason(18)
10.44	Restated Placement Agent Warrant Agreement, effective December 11, 2011, restated as of May 1, 2011(18)
10.45	PEDCO Guarantee Agreement, dated July 27, 2012, by Pacific Energy Development Corp. in favor of Centurion Credit Funding LLC(17)
10.46	Third Amendment to Warrant, dated April 10, 2012, by and between Blast Energy Services, Inc. and Centurion Credit Funding LLC(19)
10.47	First Amendment to the Voting Agreement and Debt Conversion Agreement, dated May 29, 2012, by and among Blast Energy Services, Inc., Berg McAfee Companies, LLC and Clyde Berg(20)
10.48	Second Amendment to Senior Secured Promissory Note (First Tranche), dated May 29, 2012, by and between Blast Energy Services, Inc. and Centurion Credit Funding LLC(20)
10.49	Form of Lockup and Standstill Agreement, dated May 29, 2012, by and between Blast Energy Services and certain of its option and warrant holders(20)
10.50	Third Amendment to Senior Secured Promissory Notes (First and Second Tranche), dated August 30, 2012 by and among PEDEVCO Corp and Centurion Credit Funding LLC(21)
10.51	Secured Promissory Note of Pacific Energy Development Company LLC, dated February 14, 2011, issued by Frank Ingriselli (23)
10.52	Agreement on Joint Cooperation, dated April 27, 2011, by Pacific Energy Development Company LLC and South Texas Reservoir Alliance LLC (23)
10.53	Executive Employment Agreement, dated June 10, 2011, by Pacific Energy Development Corp and Frank Ingriselli (23)
10.54	Executive Employment Agreement, dated June 10, 2011, by Pacific Energy Development Corp and Clark Moore (23)
10.55	Secured Convertible Promissory Note, dated July 6, 2011, issued to Pacific Energy Development Corp by Global Venture Investments LLC (23)
10.56	Purchase and Sale Agreement, dated August 23, 2011, by Pacific Energy Development Corp, Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd. and Crain Energy, Ltd. (23)
10.57
Amendatory Letter Agreement No. 1 to Purchase and Sale Agreement, dated September 30, 2011, by and among Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd. and Crain Energy, Ltd., and Pacific Energy Development Corp. (23)

10.58
Amendatory Letter Agreement No. 2 to Purchase and Sale Agreement, dated October 27, 2011, by and among Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd., Crain Energy, Ltd., and Pacific Energy Development Corp. (23)

10.59
Amendatory Letter Agreement No. 3 to Purchase and Sale Agreement, dated October 31, 2011, by and among Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd., Crain Energy, Ltd., and Pacific Energy Development Corp. (23)

10.60	Consulting Agreement, dated September 19, 2011, by Pacific Energy Development Corp and South Texas Reservoir Alliance LLC (23)
10.61	Operating Agreement, dated October 31, 2011, by and between Condor Energy Technology LLC as Operator and the parties named therein (28)
10.62	Series A Convertible Preferred Stock Warrant, dated October 31, 2011, issued to Global Venture Investments LLC by Pacific Energy Development Corp (23)
10.63	Condor Energy Technology LLC Operating Agreement, dated October 31, 2011, by MIE Jurassic Energy Corporation and Pacific Energy Development Corp (23)
10.64	Consulting Agreement, dated November 26, 2011, by and between Condor Energy Technology LLC and South Texas Reservoir Alliance LLC (23)
10.65	Stock Purchase Agreement, dated December 16, 2011, by Pacific Energy Development Corp, the Shareholders of Excellong E&P-2, Inc., and Excellong, Inc. (23)
10.66	Executive Employment Agreement, dated January 6, 2012, by Pacific Energy Development Corp and Jamie Tseng (23)
10.67	Amendatory Letter Agreement to Stock Purchase Agreement, dated February 9, 2012, between Pacific Energy Development Corp., the Shareholders of Excellong E&P-2, Inc. and Excellong, Inc. (23)
10.68	Contract Operating Services Agreement, dated February 15, 2012, by and between South Texas Reservoir Alliance and Condor Energy Technology LLC (23)
10.69	Amendatory Letter Agreement No. 2 to Stock Purchase Agreement, dated February 29, 2012, between Pacific Energy Development Corp., the Shareholders of Excellong E&P-2, Inc. and Excellong, Inc. (23)
10.70	Amendatory Letter Agreement No. 3 to Stock Purchase Agreement, dated March 28, 2012, between Pacific Energy Development Corp., the Shareholders of Excellong E&P-2, Inc. and Excellong, Inc. (23)
10.71	Promissory Note, dated March 7, 2012, by Condor Energy Technology LLC in favor of MIE Jurassic Energy Corporation (23)
10.72	Form of Common Stock Warrant dated May 24, 2012, issued to MIE Jurassic Energy Corporation, May 24, 2012 (23)
10.73	White Hawk Petroleum, LLC Amended and Restated Operating Agreement, dated May 23, 2012, by MIE Jurassic Energy Corporation and Pacific Energy Development Corp. (23)
10.74	White Hawk Petroleum, LLC Membership Unit Purchase Agreement, dated May 23, 2012, by MIE Jurassic Energy Corporation, Pacific Energy Development and White Hawk Petroleum, LLC (23)
10.75	Consulting Services Agreement, effective June 1, 2012, by and between South Texas Reservoir Alliance and Condor Energy Technology LLC (23)
10.76	Gas Purchase Contract, effective as of June 1, 2012, between Condor Energy Technology, LLC and DCP Midstream, LP (23)
10.77	Promissory Note, dated June 4, 2012, by White Hawk Petroleum, LLC in favor of Pacific Energy Development Corp. (23)

10.78	Promissory Note, dated June 4, 2012, by White Hawk Petroleum, LLC in favor of MIE Jurassic Energy Corporation (23)
10.79	Executive Employment Agreement, dated June 16, 2012, by Pacific Energy Development Corp. and Michael Peterson (23)
10.80	Form of Common Stock Warrant, dated July 27, 2012 (23)
10.81	Form of Placement Agent Series A Preferred Stock Warrant, dated July 27, 2012 (23)
10.82
Purchase and Sale Agreement, dated July 26, 2012, by and among Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd., Crain Energy, Ltd., Ravco, Inc., Arentee Investments, Schibi Oil & Gas, Ltd., and Condor Energy Technology LLC (23)

10.83
Amendatory Letter Agreement No. 1 to Purchase and Sale Agreement, dated September 21, 2012, by and among Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd., Crain Energy, Ltd., Ravco, Inc., Arentee Investments, Schibi Oil & Gas, Ltd., and Condor Energy Technology LLC (23)

10.84	Form of Pacific Energy Development Corp Series A Preferred Stock Subscription Agreement (23)
10.85	Binding Strategic Cooperation Agreement, dated September 24, 2012, by PEDEVCO Corp. and Guofa Zhonghai Energy Investment Co., Ltd.(22)
10.86	Promissory Note, dated September 24, 2012, by Condor Energy Technology LLC in favor of Pacific Energy Development Corp. (23)
10.87	Pacific Energy Technology Service, LLC Operating Agreement, dated October 4, 2012, by and between Pacific Energy Development Corp. and South Texas Reservoir Alliance LLC (23)
10.88	Fourth Amendment to Senior Secured Promissory Notes (First and Second Tranche), dated November 23, 2012, by and between Centurion Credit Funding LLC and PEDEVCO Corp. (24)
10.89
Closing Payment Extension Amendatory Letter Agreement, dated November 20, 2012, by and among PEDEVCO Corp., Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd., and Crain Energy, Ltd. (24)

10.90	Term Assignment Evaluation Agreement, dated November 26, 2012, by and between Pacific Energy Development Corp. and MIE Jurassic Energy Corporation. (26)
10.91	Amendment No. 1 to Employment Agreement, dated January 11, 2013, by and between PEDEVCO Corp. and Michael L. Peterson (27)
10.92	Amendment No. 1 to Employment Agreement, dated January 11, 2013, by and between PEDEVCO Corp. and Frank C. Ingriselli (27)
10.93	Amendment No. 1 to Employment Agreement, dated January 11, 2013, by and between PEDEVCO Corp. and Clark R. Moore (27)
10.94	Agreement for Purchase of Term Assignment, dated February 22, 2013, by Berexco LLC and Pacific Energy Development MSL LLC (29)
10.95	Mandate, dated February 25, 2013, entered into by and between PEDEVCO Corp. and Somerley Limited (29)
10.96	Form of Bridge Financing Note and Warrant Purchase Agreement (29)
10.97	Form of Bridge Financing Secured Promissory Note (29)
10.98	Form of Bridge Financing Warrant (29)
10.99	Amended and Restated Secured Subordinated Promissory Note, dated March 25, 2013, by and between Pacific Energy Development Corp. and MIE Jurassic Energy Corporation (29)
10.100	Letter Agreement, dated March 25, 2013, by and between PEDEVCO Corp. and South Texas Reservoir Alliance LLC (29)
21.1	List of Subsidiaries of PEDEVCO CORP. (29)
23.1	Consent of GBH CPAs, PC (32)
23.2	Consent of SingerLewak LLP (32)
23.3	Consent of TroyGould PC (included in Exhibit 5.1).
23.4	Consent of Ryder Scott Company, L.P. (29)
24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1) (23)
99.1	Consent of Drillinginfo, Inc. (30)
99.2	Consent of Elizabeth P. Smith (26)
99.3	Consent of David C. Crikelair (26)
99.4	Reserves Report of Ryder Scott Company, L.P. for reserves of PEDEVCO Corp. at December 31, 2012 (29)
101.INS	XBRL Instance Document (32)
101.SCH	XBRL Taxonomy Extension Schema Document (32)
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (32)
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (32)
101.LAB	XBRL Taxonomy Extension Label Linkbase Document (32)
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (32)

_______________________________________________________________________

*	Filed with this Registration Statement on Form S-l.

Each document listed in this Exhibit Index that has been previously filed with the SEC is incorporated by reference into this Registration Statement on Form S-1.
(1)	Previously filed on May 31, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(2)	Previously filed on August 2, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(3)	Previously filed on March 6, 2008 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(4)	Previously filed on November 20, 2003 as an exhibit to the Registrant’s Report on Form 10-QSB incorporated herein by reference.
(5)	Previously filed on August 14, 2009 as an exhibit to the Registrant’s Report on Form 10-Q incorporated herein by reference.
(6)	Previously filed on August 2, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(7)	Previously filed on February 9, 2010 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(8)	Previously filed on September 23, 2010 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(9)	Previously filed on November 2, 2010 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(10)	Previously filed on January 5, 2011 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(11)	Previously filed on January 13, 2011 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(12)	Previously filed on March 2, 2011 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(13)	Previously filed on April 12, 2011 as an exhibit to the Registrant’s Report on Form 10-K incorporated herein by reference.
(14)	Previously filed on August 22, 2011 as an exhibit to the Registrant’s Report on Form 10-Q incorporated herein by reference.
(15)	Previously filed on November 14, 2011 as an exhibit to the Registrant’s Report on Form 10-Q incorporated herein by reference.
(16)	Previously filed on December 27, 2011 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(17)	Previously filed on January 20, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(18)	Previously filed on May 18, 2012 as an exhibit to the Registrant’s Report on Form 10-Q incorporated herein by reference.
(19)	Previously filed on April 16, 2012 as an exhibit to the Registrant’s Report on Form 10-K incorporated herein by reference.
(20)	Previously filed on May 31, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(21)	Previously filed on September 6, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(22)	Previously filed on October 1, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(23)	Previously filed on October 10, 2012 as an exhibit to the Registrants Registration Statement on Form S-1 incorporated herein by reference.
(24)	Previously filed on November 27, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(25)	Previously filed on December 6, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(26)	Previously filed on December 13, 2012 as an exhibit to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 incorporated herein by reference.
(27)	Previously filed on January 16, 2013 as an exhibit to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 incorporated herein by reference.
(28)	Previously filed on February 5, 2013 as an exhibit to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 incorporated herein by reference.
(29)	Previously filed on March 26, 2013 as an exhibit to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 incorporated herein by reference.
(30)	Previously filed on April 12, 2013 as an exhibit to the Registrant’s Amendment No. 5 to Registration Statement on Form S-1 incorporated herein by reference.
(31)	Previously filed on April 23, 2013 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(32)	Previously filed on April 25, 2013 as an exhibit to the Registrant's Amendment No. 6 to Registration Statement on Form S-1 incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no.  7 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, in Danville, California, on May 8 , 2013.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no.  7 to the registration statement on Form S-1 has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank C. Ingriselli	President, Chief Executive Officer and Chairman of the	May 8 , 2013
Frank C. Ingriselli	Board of Directors (Principal Executive Officer)

/s/ Michael L. Peterson	Chief Financial Officer, Executive Vice President and	May 8 , 2013
Michael L. Peterson	Director (Principal Financial and Accounting Officer)

/s/ Jamie Tseng	Senior Vice President and Director	May 8 , 2013
Jamie Tseng

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (30)
2.1	Agreement and Plan of Reorganization, dated January 13, 2012, by and among Blast Services, Inc., Blast Acquisition Corp., and Pacific Energy Development Corp. (17)
2.2	First Amendment to the Agreement and Plan of Merger, dated May 29, 2012, by and among Blast Services, Inc., Blast Acquisition Corp., and Pacific Energy Development Corp. (1)
2.3	Articles of Merger (Nevada) by Blast Acquisition Corp. and Pacific Energy Development Corp. (2)
3.1	Amended and Restated Certificate of Formation and Designation by Blast Acquisition Corp. and Pacific Energy Development Corp. (2)
3.2	Amended and Restated Certificate of Designation of Series A Preferred Stock (2)
3.3	Certificate of Amendment of Amended and Restated Certificate of Formation (31)
3.4	Bylaws of Blast Energy Services, Inc. (3)
3.5	Amendment to the Bylaws (25)
4.1	Form of Common Stock Certificate for PEDEVCO CORP.(23)
4.2	Form of PEDEVCO Corp. Series A Preferred Stock Certificate(23)
4.3	Form of PEDEVCO Corp. Warrant Agreement*
5.1	Opinion of TroyGould PC (32)
10.1	2003 Stock Option Plan (4)
10.2	Blast Energy Services, Inc. 2009 Stock Incentive Plan (5)
10.3	Blast Energy Services, Inc. 2012 Equity Incentive Plan(6)
10.4	Blast Energy Services, Inc. 2012 Equity Incentive Plan - Form of Restricted Shares Grant Agreement (23)
10.5	Blast Energy Services, Inc. 2012 Equity Incentive Plan - Form of Stock Option Agreement (23)
10.6	Pacific Energy Development Corp. 2012 Equity Incentive Plan (23)
10.7	Pacific Energy Development Corp. 2012 Plan - Form of Restricted Shares Grant Agreement (23)
10.8	Pacific Energy Development Corp. 2012 Plan - Form of Stock Option Agreement (23)
10.9	Pacific Energy Development Corp. - Form of Restricted Shares Grant Agreement (23)
10.10	Pacific Energy Development Corp. - Form of Stock Option Agreement (23)
10.11	Pedevco Corp. - Form of Indemnification Agreement (26)
10.12	$1,120,000 Secured Promissory Note, dated February 27, 2008, issued by Blast Energy Services, Inc. in favor of Berg McAfee Companies, LLC (3)
10.13	Hallwood Energy Settlement Agreement, dated February 11, 2009, by and among Eagle Domestic Drilling Operations, LLC and Hallwood Energy Management, LLC (7)
10.14	Agreement to Purchase Sugar Valley Interest, dated September 9, 2010, by and between Blast Energy Services, Inc. and Sun Resources Texas, Inc. (8)
10.15	Promissory Note, dated September 9, 2010, by Blast Energy Services, Inc. in favor of Sun Resources Texas, Inc. (8)
10.16	Letter of Intent to Farm in to Guijarral Hills Extension Exploitation Project, dated October 25, 2010, by Blast Energy Services, Inc. and Solimar Energy Limited (9)
10.17	Asset Purchase Agreement, dated December 30, 2010, by and between Blast Energy Services, Inc. and GlobaLogix, Inc. (10)
10.18	Amendment No. 1 to 2008 Promissory Note with Berg McAfee Companies, LLC, dated January 5, 2011, by and between Berg McAfee Companies, LLC and Blast Energy Services, Inc. (11)
10.19	Note Purchase Agreement, dated February 24, 2011, by and between Blast Energy Services, Inc. and Centurion Credit Funding, LLC (12)
10.20	Senior Secured Promissory Note (First Tranche), dated February 24, 2011, by Blast Energy Service Inc. in favor of Centurion Credit Funding, LLC (12)
10.21	Senior Secured Promissory Note (Second Tranche), dated April 5, 2012, by Blast Energy Service Inc. and Centurion Credit Funding, LLC (13)
10.22	Guaranty, dated February 24, 2011, by Eagle Domestic Drilling Operations, LLC and Blast AFJ Centurion Credit Funding, LLC (12)
10.23	Security Agreement, dated February 24, 2011, by Blast Energy Services, Inc., Eagle Domestic Drilling Operations, LLC, Blast AFJ, Inc. and Centurion Credit Funding, LLC (12)
10.24	Stock Purchase Agreement, dated February 24, 2011, by and between Blast Energy Services, Inc. and Centurion Credit Funding, LLC (12)
10.25	Royalty Payment Letter, dated February 24, 2011, by Blast Energy Services, Inc. and Centurion Credit Funding, LLC (12)
10.26	Subordination and Intercreditor Agreement, dated February 24, 2011, by and among Blast Energy Services, Inc., Centurion Credit Funding, LLC and Berg McAfee Companies, LLC (12)
10.27	Placement Agent Agreement, dated November 15, 2010, by and between Trident Partners, Ltd and Blast Energy Services, Inc. (12)
10.28	Amendment to Placement Agency Agreement, dated November 19, 2010, by and between Trident Partners, Ltd and Blast Energy Services, Inc. (14)
10.29	Second Amendment to Placement Agency Agreement, dated May 18, 2011, by and between Trident Partners, Ltd and Blast Energy Services, Inc.(14)
10.30	Warrant to Purchase Shares of Common Stock, dated February 2, 2011, issued in favor of Centurion Credit Funding, LLC(15)
10.31	First Amendment to Warrant, dated October 6, 2011, by and between Blast Energy Services, Inc. and Centurion Credit Funding, LLC(15)
10.32	Second Amendment to Warrant, dated December 16, 2011, by and between Blast Energy Services, Inc. and Centurion Credit Funding, LLC(16)
10.33	Placement Agent Warrant Agreement, dated December 22, 2011, by and among Blast Energy Services, Inc. and Trident Partners Ltd.(16)

10.34	Modification Agreement with Solimar Energy LLC, dated December 22, 2011, by and between Solimar Energy LLC and Blast Energy Services, Inc.(16)
10.35	Form of Voting Agreement, dated January 13, 2012, by and among Blast Energy Services, Inc., Pacific Energy Development Corp. and certain security and debt holders of Blast Energy Services, Inc.(17)
10.36	Form of Debt Conversion Agreement, dated January 13, 2012 (17)
10.37	BMC Debt Conversion Agreement, dated January 13, 2012, by and among Blast Energy Service, Inc., Berg McAfee Companies, LLC and Clyde Berg(17)
10.38	Amendment to the Note Purchase Agreement, dated January 13, 2012, by and between Blast Energy Service, Inc. and Centurion Credit Funding LLC(17)
10.39	Amendment to the First Tranche Promissory Note, dated January 13, 2012, by and between Blast Energy Service, Inc. and Centurion Credit Funding LLC(17)
10.40	Amendment to the Second Tranche Promissory Note, dated January 13, 2012, by and between Blast Energy Service, Inc. and Centurion Credit Funding LLC(17)
10.41	Amendment to the Security Agreement, dated January 13, 2012, by and among Blast Energy Service, Inc., Eagle Domestic Drilling Operations, LLC, Blast AFJ, Inc. and Centurion Credit Funding LLC(17)
10.42	Settlement Agreement and Release, dated May 1, 2012, by and among Blast Energy Service, Inc., Trident Partners Ltd. and Brian Schantz and Edward Flynn(18)
10.43	Fee Conversion and Settlement Agreement, dated May 1, 2012, by and among Blast Energy Services, Inc., Brian Frank and Lewis Mason(18)
10.44	Restated Placement Agent Warrant Agreement, effective December 11, 2011, restated as of May 1, 2011(18)
10.45	PEDCO Guarantee Agreement, dated July 27, 2012, by Pacific Energy Development Corp. in favor of Centurion Credit Funding LLC(17)
10.46	Third Amendment to Warrant, dated April 10, 2012, by and between Blast Energy Services, Inc. and Centurion Credit Funding LLC(19)
10.47	First Amendment to the Voting Agreement and Debt Conversion Agreement, dated May 29, 2012, by and among Blast Energy Services, Inc., Berg McAfee Companies, LLC and Clyde Berg(20)
10.48	Second Amendment to Senior Secured Promissory Note (First Tranche), dated May 29, 2012, by and between Blast Energy Services, Inc. and Centurion Credit Funding LLC(20)
10.49	Form of Lockup and Standstill Agreement, dated May 29, 2012, by and between Blast Energy Services and certain of its option and warrant holders(20)
10.50	Third Amendment to Senior Secured Promissory Notes (First and Second Tranche), dated August 30, 2012 by and among PEDEVCO Corp and Centurion Credit Funding LLC(21)
10.51	Secured Promissory Note of Pacific Energy Development Company LLC, dated February 14, 2011, issued by Frank Ingriselli (23)
10.52	Agreement on Joint Cooperation, dated April 27, 2011, by Pacific Energy Development Company LLC and South Texas Reservoir Alliance LLC (23)
10.53	Executive Employment Agreement, dated June 10, 2011, by Pacific Energy Development Corp and Frank Ingriselli (23)
10.54	Executive Employment Agreement, dated June 10, 2011, by Pacific Energy Development Corp and Clark Moore (23)
10.55	Secured Convertible Promissory Note, dated July 6, 2011, issued to Pacific Energy Development Corp by Global Venture Investments LLC (23)
10.56	Purchase and Sale Agreement, dated August 23, 2011, by Pacific Energy Development Corp, Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd. and Crain Energy, Ltd. (23)
10.57
Amendatory Letter Agreement No. 1 to Purchase and Sale Agreement, dated September 30, 2011, by and among Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd. and Crain Energy, Ltd., and Pacific Energy Development Corp. (23)

10.58
Amendatory Letter Agreement No. 2 to Purchase and Sale Agreement, dated October 27, 2011, by and among Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd., Crain Energy, Ltd., and Pacific Energy Development Corp. (23)

10.59
Amendatory Letter Agreement No. 3 to Purchase and Sale Agreement, dated October 31, 2011, by and among Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd., Crain Energy, Ltd., and Pacific Energy Development Corp. (23)

10.60	Consulting Agreement, dated September 19, 2011, by Pacific Energy Development Corp and South Texas Reservoir Alliance LLC (23)
10.61	Operating Agreement, dated October 31, 2011, by and between Condor Energy Technology LLC as Operator and the parties named therein (28)
10.62	Series A Convertible Preferred Stock Warrant, dated October 31, 2011, issued to Global Venture Investments LLC by Pacific Energy Development Corp (23)
10.63	Condor Energy Technology LLC Operating Agreement, dated October 31, 2011, by MIE Jurassic Energy Corporation and Pacific Energy Development Corp (23)
10.64	Consulting Agreement, dated November 26, 2011, by and between Condor Energy Technology LLC and South Texas Reservoir Alliance LLC (23)
10.65	Stock Purchase Agreement, dated December 16, 2011, by Pacific Energy Development Corp, the Shareholders of Excellong E&P-2, Inc., and Excellong, Inc. (23)
10.66	Executive Employment Agreement, dated January 6, 2012, by Pacific Energy Development Corp and Jamie Tseng (23)
10.67	Amendatory Letter Agreement to Stock Purchase Agreement, dated February 9, 2012, between Pacific Energy Development Corp., the Shareholders of Excellong E&P-2, Inc. and Excellong, Inc. (23)
10.68	Contract Operating Services Agreement, dated February 15, 2012, by and between South Texas Reservoir Alliance and Condor Energy Technology LLC (23)
10.69	Amendatory Letter Agreement No. 2 to Stock Purchase Agreement, dated February 29, 2012, between Pacific Energy Development Corp., the Shareholders of Excellong E&P-2, Inc. and Excellong, Inc. (23)
10.70	Amendatory Letter Agreement No. 3 to Stock Purchase Agreement, dated March 28, 2012, between Pacific Energy Development Corp., the Shareholders of Excellong E&P-2, Inc. and Excellong, Inc. (23)
10.71	Promissory Note, dated March 7, 2012, by Condor Energy Technology LLC in favor of MIE Jurassic Energy Corporation (23)
10.72	Form of Common Stock Warrant dated May 24, 2012, issued to MIE Jurassic Energy Corporation, May 24, 2012 (23)
10.73	White Hawk Petroleum, LLC Amended and Restated Operating Agreement, dated May 23, 2012, by MIE Jurassic Energy Corporation and Pacific Energy Development Corp. (23)
10.74	White Hawk Petroleum, LLC Membership Unit Purchase Agreement, dated May 23, 2012, by MIE Jurassic Energy Corporation, Pacific Energy Development and White Hawk Petroleum, LLC (23)
10.75	Consulting Services Agreement, effective June 1, 2012, by and between South Texas Reservoir Alliance and Condor Energy Technology LLC (23)
10.76	Gas Purchase Contract, effective as of June 1, 2012, between Condor Energy Technology, LLC and DCP Midstream, LP (23)
10.77	Promissory Note, dated June 4, 2012, by White Hawk Petroleum, LLC in favor of Pacific Energy Development Corp. (23)

10.78	Promissory Note, dated June 4, 2012, by White Hawk Petroleum, LLC in favor of MIE Jurassic Energy Corporation (23)
10.79	Executive Employment Agreement, dated June 16, 2012, by Pacific Energy Development Corp. and Michael Peterson (23)
10.80	Form of Common Stock Warrant, dated July 27, 2012 (23)
10.81	Form of Placement Agent Series A Preferred Stock Warrant, dated July 27, 2012 (23)
10.82
Purchase and Sale Agreement, dated July 26, 2012, by and among Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd., Crain Energy, Ltd., Ravco, Inc., Arentee Investments, Schibi Oil & Gas, Ltd., and Condor Energy Technology LLC (23)

10.83
Amendatory Letter Agreement No. 1 to Purchase and Sale Agreement, dated September 21, 2012, by and among Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd., Crain Energy, Ltd., Ravco, Inc., Arentee Investments, Schibi Oil & Gas, Ltd., and Condor Energy Technology LLC (23)

10.84	Form of Pacific Energy Development Corp Series A Preferred Stock Subscription Agreement (23)
10.85	Binding Strategic Cooperation Agreement, dated September 24, 2012, by PEDEVCO Corp and Guofa Zhonghai Energy Investment Co., Ltd.(22)
10.86	Promissory Note, dated September 24, 2012, by Condor Energy Technology LLC in favor of Pacific Energy Development Corp. (23)
10.87	Pacific Energy Technology Service, LLC Operating Agreement, dated October 4, 2012, by and between Pacific Energy Development Corp. and South Texas Reservoir Alliance LLC (23)
10.88	Fourth Amendment to Senior Secured Promissory Notes (First and Second Tranche), dated November 23, 2012, by and between Centurion Credit Funding LLC and PEDEVCO Corp. (24)
10.89
Closing Payment Extension Amendatory Letter Agreement, dated November 20, 2012, by and among PEDEVCO Corp, Esenjay Oil & Gas, Ltd., Winn Exploration Co., Inc., Lacy Properties, Ltd., and Crain Energy, Ltd. (24)

10.90	Term Assignment Evaluation Agreement, dated November 26, 2012, by and between Pacific Energy Development Corp. and MIE Jurassic Energy Corporation. (26)
10.91	Amendment No. 1 to Employment Agreement, dated January 11, 2013, by and between PEDEVCO Corp. and Michael L. Peterson (27)
10.92	Amendment No. 1 to Employment Agreement, dated January 11, 2013, by and between PEDEVCO Corp. and Frank C. Ingriselli (27)
10.93	Amendment No. 1 to Employment Agreement, dated January 11, 2013, by and between PEDEVCO Corp. and Clark R. Moore (27)
10.94	Agreement for Purchase of Term Assignment, dated February 22, 2013, by Berexco LLC and Pacific Energy Development MSL LLC (29)
10.95	Mandate, dated February 25, 2013, entered into by and between PEDEVCO Corp. and Somerley Limited (29)
10.96	Form of Bridge Financing Note and Warrant Purchase Agreement (29)
10.97	Form of Bridge Financing Secured Promissory Note (29)
10.98	Form of Bridge Financing Warrant (29)
10.99	Amended and Restated Secured Subordinated Promissory Note, dated March 25, 2013, by and between Pacific Energy Development Corp. and MIE Jurassic Energy Corporation (29)
10.100	Letter Agreement, dated March 25, 2013, by and between PEDEVCO Corp. and South Texas Reservoir Alliance LLC (29)
21.1	List of Subsidiaries of PEDEVCO CORP. (29)
23.1	Consent of GBH CPAs, PC (32)
23.2	Consent of SingerLewak LLP (32)
23.3	Consent of TroyGould PC (included in Exhibit 5.1).
23.4	Consent of Ryder Scott Company, L.P. (29)
24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1) (23)
99.1	Consent of Drillinginfo, Inc. (30)
99.2	Consent of Elizabeth P. Smith (26)
99.3	Consent of David C. Crikelair (26)
99.4	Reserves Report of Ryder Scott Company, L.P. for reserves of PEDEVCO Corp. at December 31, 2012 (29)
101.INS	XBRL Instance Document (32)
101.SCH	XBRL Taxonomy Extension Schema Document (32)
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (32)
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (32)
101.LAB	XBRL Taxonomy Extension Label Linkbase Document (32)
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (32)

_______________________________________________________________________

*	Filed with this Registration Statement on Form S-l.

Each document listed in this Exhibit Index that has been previously filed with the SEC is incorporated by reference into this Registration Statement on Form S-1.
(1)	Previously filed on May 31, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(2)	Previously filed on August 2, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(3)	Previously filed on March 6, 2008 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(4)	Previously filed on November 20, 2003 as an exhibit to the Registrant’s Report on Form 10-QSB incorporated herein by reference.
(5)	Previously filed on August 14, 2009 as an exhibit to the Registrant’s Report on Form 10-Q incorporated herein by reference.
(6)	Previously filed on August 2, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(7)	Previously filed on February 9, 2010 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(8)	Previously filed on September 23, 2010 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(9)	Previously filed on November 2, 2010 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(10)	Previously filed on January 5, 2011 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(11)	Previously filed on January 13, 2011 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(12)	Previously filed on March 2, 2011 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(13)	Previously filed on April 12, 2011 as an exhibit to the Registrant’s Report on Form 10-K incorporated herein by reference.
(14)	Previously filed on August 22, 2011 as an exhibit to the Registrant’s Report on Form 10-Q incorporated herein by reference.
(15)	Previously filed on November 14, 2011 as an exhibit to the Registrant’s Report on Form 10-Q incorporated herein by reference.
(16)	Previously filed on December 27, 2011 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(17)	Previously filed on January 20, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(18)	Previously filed on May 18, 2012 as an exhibit to the Registrant’s Report on Form 10-Q incorporated herein by reference.
(19)	Previously filed on April 16, 2012 as an exhibit to the Registrant’s Report on Form 10-K incorporated herein by reference.
(20)	Previously filed on May 31, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(21)	Previously filed on September 6, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(22)	Previously filed on October 1, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(23)	Previously filed on October 10, 2012 as an exhibit to the Registrants Registration Statement on Form S-1 incorporated herein by reference.
(24)	Previously filed on November 27, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(25)	Previously filed on December 6, 2012 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(26)	Previously filed on December 13, 2012 as an exhibit to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 incorporated herein by reference.
(27)	Previously filed on January 16, 2013 as an exhibit to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 incorporated herein by reference.
(28)	Previously filed on February 5, 2013 as an exhibit to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 incorporated herein by reference.
(29)	Previously filed on March 26, 2013 as an exhibit to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 incorporated herein by reference.
(30)	Previously filed on April 12, 2013 as an exhibit to the Registrant’s Amendment No. 5 to Registration Statement on Form S-1 incorporated herein by reference.
(31)	Previously filed on April 23, 2013 as an exhibit to the Registrant’s Report on Form 8-K incorporated herein by reference.
(32)	Previously filed on April 25, 2013 as an exhibit to the Registrant's Amendment No. 6 to Registration Statement on Form S-1 incorporated herein by reference.